       	As Filed with the Securities and Exchange Commission on June 20, 1997
                                                  Registration No. __________
-----------------------------------------------------------------------------


                      	SECURITIES AND EXCHANGE COMMISSION
	                            Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                           GREEN MOUNTAIN COFFEE, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      	Delaware	                                      	03-0339228
-------------------------------           -----------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
	incorporation or organization)


                                 33 Coffee Lane
                            Waterbury, Vermont 05676
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip code)


                           GREEN MOUNTAIN COFFEE, INC.
                             1993 STOCK OPTION PLAN
                           ---------------------------
                            (Full title of the plan)


                               Robert P. Stiller
                           Green Mountain Coffee, Inc.
                                  33 Coffee Lane
                            Waterbury, Vermont 05676
                     ---------------------------------------
                     (Name and address of agent for service)


                                 	(802) 244-5621
           ------------------------------------------------------------
           (Telephone number, including area code, of agent for service)


                                   	Copy to:
                              Denise M. Tormey, Esq.
                       Rubin Baum Levin Constant & Friedman
                               30 Rockefeller Plaza
                             New York, New York 10112
                                  (212) 698-7700
                       ------------------------------------

                           Calculation of Registration Fee

Title of                           Proposed     Proposed
securities           Amount        maximum      maximum
to be                to be         offering     aggregate        Amount of
registered           registered    price per    offering price   registration
                       (1)         share        per share        fee
--------------------------------------------------------------------------
Common Stock
($.10 par value      156,000       $6.8125      $1,062,750       $322.05
per share)             (2)            (3)           (3)

Common Stock
($.10 par value       44,000       $7.00        $  290,600       $ 88.06
per share)            (4)
------------------------------------------------------------------------------
	TOTAL                                          $1,353,350     		$410.11

------------------
(1)	Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of additional shares that may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)	Represents shares of Common Stock reserved for issuance pursuant to options available for grant (but not yet granted) under the Registrant's
    1993 Stock Option Plan (the "Plan").

(3)	Estimated solely for the purpose of calculating the amount of the registration fee. In accordance with Rule 457(h), the price shown is the average of the high and low prices of the Registrant's Common Stock as of
    June 13, 1997, as reported on the NASDAQ National Market System.

(4)	Represents shares of Common Stock reserved for issuance upon the exercise of options previously granted under the Plan.



                           PRIOR REGISTRATION STATEMENT

     Pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on June 1, 1994 (Registration
Number 33-79624), the Registrant registered 75,000 shares of its Common Stock for issuance under the Green Mountain Coffee, Inc. 1993 Stock Option Plan (the
"Plan") and 75,000 shares of its Common Stock for issuance under the Green
Mountain Coffee, Inc. Employee Stock Purchase Plan.  This Registration
Statement is filed for the purpose of registering an additional 200,000 shares of Common Stock to be issued under the Plan.

     The contents of the Registration Statement on Form S-8 (Registration
Number 33-79624) are incorporated by reference herein except for Item 8 of
Part II which is amended to read as follows:


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits.

        The following is a complete list of exhibits filed as a part of this Registration Statement:

        Exhibit No.     Document
        -----------     --------
         4.1            First Amendment to the 1993 Stock Option Plan of
                        the Registrant, dated July 26, 1996 (incorporated
                        by reference to Exhibit 10.67 contained in the
                        Registrant's Form 10-KSB for the fiscal year
                        ended September 28, 1996).

         5.1 Opinion of Rubin Baum Levin Constant & Friedman regarding the validity and offering of the Common
                        Stock being registered.

        23.1            Consent of Rubin Baum Levin Constant & Friedman
                        (included in Exhibit 5.1).

        23.2            Consent of Price Waterhouse LLP.

        24.1 Powers of Attorney (included on the signature page of this Registration Statement).


                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Vermont, on June 20, 1997.

                                         GREEN MOUNTAIN COFFEE, INC.


                                         By:  /s/  Robert P. Stiller
                                              ----------------------
	                                             Robert P. Stiller
	                                        Chairman of the Board of Directors,
                                         President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert P. Stiller and Robert D. Britt his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                                   Date

/s/ Robert P. Stiller    Chairman of the Board of Directors,     June 20, 1997
--------------------     President and Chief Executive Officer
Robert P. Stiller        (Principal Executive Officer)


/s/ Robert D. Britt	     Chief Financial Officer, Treasurer,     June 20, 1997
---------------------    Secretary and Director
Robert D. Britt          (Principal Financial and Accounting
                         Officer)


/s/ Stephen J. Sabol	    Vice President and Director             June 20, 1997
---------------------
Stephen J. Sabol


/s/ Jonathan C. Wettstein  Vice President and Director           June 20, 1997
-------------------------
Jonathan C. Wettstein


/s/ William D. Davis	      Director                              June 20, 1997
------------------------
William D. Davis

                           Director
------------------------
Jules A. del Vecchio

                       	   Director
------------------------
David E. Moran


------------------------   Director
Ian W. Murray
Director


                                EXHIBIT INDEX

Exhibit No.  Document
-----------  --------
    5.1      Opinion of Rubin Baum Levin Constant & Friedman regarding the validity and offering of the Common Stock being registered.

   23.1      Consent of Rubin Baum Levin Constant & Friedman (included in
             Exhibit 5.1 of this Registration Statement).

   23.2      Consent of Price Waterhouse LLP.

   24.1 Powers of Attorney (included on the signature page of this Registration Statement).

